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                                                               Exhibit 10(a)(xv)

                               H. J. HEINZ COMPANY
                     EXECUTIVE ESTATE LIFE INSURANCE PROGRAM


1.       PURPOSE

         The purpose of the H. J. Heinz Company Executive Estate Life Insurance Program ("EELIP") is to provide Eligible Executives of H. J. Heinz Company (the "Company") the opportunity to forego existing deferred compensation balances under the H. J. Heinz Company Executive Deferred Compensation Plan (the "Deferred Compensation Plan") in exchange for the Company's funding of the purchase of a life insurance policy by the Eligible Executive's family trust.

2.       DEFINITIONS

         For purposes of the EELIP, the following terms have the meanings set forth below:

         2.01 AGREEMENT TO FOREGO COMPENSATION means the form used by a Participant to make an election to forego Compensation pursuant to Section 3.02 of the EELIP and to participate in the EELIP.

         2.02     BOARD OF DIRECTORS means the Board of Directors of the
                  Company.

         2.03 CHANGE OF CONTROL means a change of control of the Company, as such term is defined in Section 1(b) of the H. J. Heinz Company 2000 Stock Option Plan, as amended from time to time.

         2.04 COMMITTEE means the Management Development & Compensation Committee of the Board of Directors of H. J. Heinz Company.

         2.05 COMPANY means H. J. Heinz Company and any of its subsidiaries and affiliates.

         2.06 COMPENSATION means amounts a Participant agrees to forego to participate in the EELIP pursuant to Section 3, and shall include existing deferred compensation balances under the H.
                  J. Heinz Company Executive Deferred Compensation Plan.

         2.07     EELIP ADMINISTRATOR means the Committee, or its designee.



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         2.08     EFFECTIVE DATE means December 27, 2001.

         2.09 ELIGIBLE EXECUTIVE means any executive of the Company designated in writing by the Committee to be an Eligible Executive, and therefore eligible to participate in the EELIP.

         2.10 INSURER means, with respect to a Participant's Policy, the insurance company issuing the Policy on the Participant's life (or on the lives of the Participant and the Participant's spouse, in the case of a Survivorship Policy) pursuant to the provisions of the Promissory Note and the EELIP.

         2.11 PARTICIPANT means an Eligible Executive who elects to participate in the EELIP.

         2.12 POLICY means the life insurance coverage acquired on the life of the Participant (or on the lives of the Participant and the Participant's spouse, in the case of a Survivorship Policy) pursuant to the EELIP.

         2.13 PROMISSORY NOTE means the document executed by the Company and the Participant's trust as provided in Section 4.

         2.14 SURVIVORSHIP POLICY means a Policy insuring the lives of the Participant and a Participant's spouse, with the death benefit payable at the death of the last survivor of the Participant and his or her spouse.

3.       PARTICIPATION

         3.01 ELIGIBILITY. Any Eligible Executive shall be eligible to participate in the EELIP. An Eligible Executive shall become a Participant by completing such forms, documents and procedures as specified by the EELIP Administrator. The Participant (and, in the case of a Survivorship Policy, the Participant's spouse) shall cooperate with the Insurer by furnishing any and all information requested by the Insurer in order to facilitate the issuance of the Policy, including furnishing such medical information and taking such physical examinations as the Insurer may deem necessary. In the absence of such cooperation, the Company shall have no further obligation to the Participant to allow him or her to participate in the EELIP.

         3.02 ELECTION TO FOREGO COMPENSATION. As a condition of participating in the EELIP, each Participant shall be required to make an election in which


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                  the Participant shall commit to forego the receipt of a
                  specified amount of Compensation. The Participant shall make an election to forego Compensation by execution of an Agreement to Forego Compensation prior to the Policy effective date. The amounts that a Participant agrees to forego pursuant to such election, unless precluded by tax or other laws to the contrary, shall be included in determining a Participant's compensation for purposes of any benefit plans maintained by the Company to the same extent as if such Compensation had been paid to the Eligible Executive at the time the Eligible Executive agrees to forego such Compensation and shall be valued as of the date the Agreement to Forego Compensation is completed by the Eligible Executive and submitted to the Company; provided, however, that any such amounts which are not fully vested at the time the Eligible Executive agrees to forego such Compensation shall be so included at the time they become fully vested and shall be valued in such case as of the date the Agreement to Forego Compensation is completed by the Eligible Executive and submitted to the Company.

                  An Eligible Executive's election to participate in the EELIP shall be irrevocable when the Eligible Executive completes an Agreement to Forego Compensation and submits it to the Company.

4.       GENERAL DESCRIPTION

         The Company shall fund a trust created by the Participant, in an amount equal to approximately one hundred and fifty percent (150%), or such other amount as determined by the Committee in its sole discretion, of the value of the Compensation foregone by a Participant as provided in the Agreement to Forego Compensation. The terms of the funding shall be documented by a Promissory Note to be executed by the Company and the trust. The Promissory Note will provide as follows:

         a. The interest rate shall be the long term Applicable Federal Rate ("AFR") required pursuant to the Internal Revenue Code in effect at the time of funding to avoid below market treatment under section 7872 of the Internal Revenue Code, or such other rate as determined by the EELIP Administrator.

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         b.       The proceeds must be used to pay a premium on a life insurance policy on the life of the Participant (or a Survivorship policy on the life of the Participant and the Participant's spouse) and no part of the proceeds shall be used for any other purpose.

         c. The Promissory Note is due and payable within 90 days following the death of the insured(s) under the policy.

         d. The Policy will be owned solely by the trust created by the Participant and the trust must be designated as beneficiary to receive the Policy death benefit or any benefit paid at Policy maturity, and no person or entity will have any interest in the Policy.

         e. The entire principal sum and accrued interest under the Promissory Note shall become immediately due and payable if:
                  (i) the trust fails to pay the Policy premium within the time allowed under the Promissory Note; (ii) the trust attempts to transfer all or any part of its interest in the Policy to any party other than a successor trustee; (iii) the trust surrenders the Policy in whole or in part, or borrows from, withdraws cash value from, or otherwise pledges or encumbers the Policy; (iv) the trust reduces the face amount of the Policy without the consent of the Company, but only if the face amount reduction results in a distribution of Policy cash values; or (v) the Participant terminates employment with the Company before any applicable vesting date, unless: (A) such termination of employment occurs as a result of the Participant's death; (B) such termination of employment occurs as a result of the Participant's total disability; (C) such termination of employment occurs as a result of or following a Change of Control; (D) such termination of employment occurs as a result of the Participant's retirement under any retirement plan of the Company or a subsidiary (as such term is defined in Section 5.4(a) of the H. J. Heinz Company Executive Deferred Compensation Plan, as amended from time to time) of the Company; or (E) such termination of employment constitutes an involuntary termination of employment without cause. For purposes of subparagraph (B) above, "total disability" shall be determined as defined in the Company's Long-Term Disability Plan, and the determination of the existence of "total disability" shall be made by the Committee, and such determination by the Committee shall be final. For purposes of subparagraph (D) above, the determination of the existence



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                  of "retirement" shall be made by the Committee and such
                  determination by the Committee shall be final. For purposes of subparagraph (E) above, "cause" shall mean an act of dishonesty, moral turpitude or an intentional or grossly negligent act detrimental to the best interests of the Company or a subsidiary (as such term is defined in Section 5.4(a) of the H. J. Heinz Company Executive Deferred Compensation Plan, as amended from time to time) of the Company.

         f. Such other provisions as shall be determined by the EELIP Administrator.

5.       EELIP ADMINISTRATION, AMENDMENT AND TERMINATION

         5.01 EELIP ADMINISTRATION. The EELIP shall be administered by the EELIP Administrator or its designee. The EELIP Administrator shall have the full and exclusive authority to interpret, administer and modify the EELIP (including fact-based determinations), to construe ambiguities and to decide all matters under the EELIP in its sole discretion. Such interpretation and decision by the EELIP Administrator (or its designee) with respect to any question arising out of or in connection with the administration, interpretation and application of the EELIP shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant. The EELIP Administrator shall have full discretionary authority to make any and all rules, regulations and determinations, whether or not specifically authorized herein, as it deems necessary or appropriate to carry out its responsibilities under the EELIP as well as the purposes for which it was established. In the administration of the EELIP, the EELIP Administrator from time to time may employ agents and delegate to them or to others (including Eligible Executives) such administrative duties as it sees fit. The EELIP Administrator from time to time may consult with counsel, who may be counsel to the Company. The Company shall indemnify and hold harmless the EELIP Administrator and any Eligible Executives to whom administrative duties under the EELIP are delegated, against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the EELIP, except in the case of gross negligence or willful misconduct by the EELIP Administrator.

         5.02 EELIP AMENDMENT AND TERMINATION. The Committee may amend, modify or terminate the EELIP at any time, but any such amendment,



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                  modification or termination will not affect the rights of any
                  Participant, under any Agreement to Forego Compensation or Promissory Note entered into with the Company prior to the date of such amendment, modification or termination without the Participant's written consent.

         5.03 SUCCESSORS. The terms and conditions of the EELIP shall inure to the benefit of and bind the Company, the Participant and the trust, as well as their successors, assignees and representatives. The Company shall have the right to absolutely and irrevocably assign its rights, title and interest in a Promissory Note without the consent of the Participant or trust (or permissible assignee).

6.       CLAIMS PROCEDURE

                  The EELIP Administrator shall establish a claims procedure that is designed to provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the EELIP has been denied, setting forth the specific reasons for such denial and written in a manner calculated to be understood by the Participant, and such procedure shall afford a reasonable opportunity to any Participant whose claim for benefits has been denied to have a full and fair review of the decision denying the claim.

7.       GOVERNING LAWS AND NOTICES

         7.01 GOVERNING LAW. The EELIP shall be governed by and construed in accordance with the substantive law of the Commonwealth of Pennsylvania, without giving effect to the choice of law rules of the Commonwealth of Pennsylvania.

         7.02 NOTICES. All notices hereunder shall be in writing and sent by first class mail with postage prepaid. Any notice to the Company shall be addressed to the attention of either the Vice President - Human Resources or General Counsel at the principal office of the Company at 600 Grant Street, Pittsburgh, PA 15219. Any notice to the Participant shall be addressed to the Participant at the last known address on file with the Company. Any party may change its address by giving written notice of such change to the other party pursuant to this Section.


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8.       MISCELLANEOUS PROVISIONS

         8.01 NO CONTRACT OF EMPLOYMENT. This EELIP, and any Agreement to Forego Compensation or Promissory Note executed hereunder, shall not be deemed to constitute a contract of employment between an Eligible Executive and the Company, or a Participant and the Company, nor shall any provision restrict the right of the Company to discharge an Eligible Executive or Participant, or restrict the right of an Eligible Executive or Participant to terminate employment with the Company.

         8.02 GENDER. The masculine pronoun includes the feminine and the singular includes the plural where appropriate for valid construction.

         8.03 COOPERATION WITH INSURER. In order to be eligible to participate in the EELIP, the Participant (and, in the case of a Survivorship Policy, the Participant's spouse) shall cooperate with the Insurer by furnishing any and all information requested by the Insurer in order to facilitate the issuance of the policy, including furnishing such medical information and taking such physical examinations as the Insurer may deem necessary. In the absence of such cooperation, the Company shall have no further obligation to the Participant to allow him or her to participate in the EELIP.

         8.04 INCONSISTENT TERMS. In the event of any inconsistency between the terms of the EELIP as described herein and the terms of any Policy purchased hereunder or any related Agreement to Forego Compensation or Promissory Note, the terms of such Policy or Agreement to Forego Compensation or Promissory Note shall be controlling as to that Participant or his or her trust.


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